UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2026

Drugs Made In America Acquisition Corp.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-42467	99-2394788
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 East Broward Boulevard, Suite 700

Fort Lauderdale, FL 33301

(Address of Principal Executive Offices) (Zip Code)

646-726-7074

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share, $0.0001 par value, and one right to receive one-eighth of one ordinary share	DMAAU	The Nasdaq Stock Market LLC
Ordinary shares, par value $0.0001 per share	DMAA	The Nasdaq Stock Market LLC
Rights, each entitling the holder to receive one-tenth of one Ordinary Share	DMAAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously reported in the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 6, 2026, Drugs Made In America Acquisition Corp. (the “Company”) announced that, between the completion of the initial public offering for Drugs Made In America Acquisition II Corp., an affiliate of the Company (the “Affiliate”) on September 26, 2025 and December 31, 2025, the sponsor to the Affiliate made certain improper withdrawals (the “Irregularities”) from the Affiliate’s working capital account.

As a result of the events reported above, the board of directors of the Company immediately took action to confirm that the Irregularities did not extend to the Company’s trust account (the “Trust Account”), and as of today, March 6, 2026, the Company is confirming that approximately $241,292,436 is in the Trust Account.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 6, 2026

DRUGS MADE IN AMERICA ACQUISITION CORP.

By:	/s/ Roger Bendelac
	Name:	Roger Bendelac
	Title:	Chief Executive Officer

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